As filed with the Securities and Exchange Commission on May 12, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CON-WAY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4213	94-1444798
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2855 Campus Drive, Suite 300

San Mateo, California 94403

(650) 378-5200

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Jennifer W. Pileggi

Executive Vice President, General Counsel and Secretary

Con-way Inc.

2855 Campus Drive, Suite 300

San Mateo, California 94403

Telephone: (650) 378-5200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, Of Agent For Service)

With Copy To:

Gregg A. Noel, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Los Angeles, California 90071

(213) 687-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $.625 per share	—	—	—	—

(1)	Not specified pursuant to General Instruction II.E. of Form S-3.

(2)	In accordance with Rules 456(b) and 457(r), Con-way Inc. is deferring payment of the registration fee.

PROSPECTUS

Con-way Inc.

Common Stock

Con-way Inc. may offer and sell from time to time common stock in amounts, at prices and on terms that we will determine at the time of the offering. We will provide the specific terms of an offering of common stock in supplements to this prospectus. Our common stock is listed on the New York Stock Exchange under the ticker symbol “CNW.”

We urge you to read carefully this prospectus and the accompanying prospectus supplement before you make your investment decision.

See “Risk Factors” included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and all amendments to those reports filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the applicable prospectus supplement to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2010.

i

In this prospectus, “Con-way,” “we,” “us,” “our” and similar terms refer to Con-way Inc. and its consolidated subsidiaries, unless otherwise stated or the context requires otherwise. References to the “Company” are to Con-way Inc.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell common stock in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Con-way makes available, free of charge, on its website at http://www.con-way.com, under the headings “Investors Relations/Annual Reports & SEC Filings,” copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and any amendments to those reports, in each case as soon as reasonably practicable after such reports are electronically filed with or furnished to the Securities and Exchange Commission.

In addition, Con-way makes available, free of charge, on its website at http://www.con-way.com, under the headings “Investor Relations/Corporate Governance,” current copies of the following documents: (1) the charters of the Audit, Compensation, and Governance and Nominating Committees of its Board of Directors; (2) its Corporate Governance Guidelines; (3) its Code of Ethics for Chief Executive and Senior Financial Officers; (4) its Code of Business Conduct and Ethics for Directors; and (5) its Code of Ethics for employees. Copies of these documents are also available in print to stockholders upon request, addressed to the Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, under which we file periodic reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be examined without charge at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 800-SEC-0330 for further information about the Public Reference Room. These filings also are available on our corporate website, http://www.con-way.com. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

Rather than include certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the following documents filed by Con-way Inc.:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•

Portions of our Definitive Proxy Statement on Schedule 14A filed on April 12, 2010 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

•	Current Report on Form 8-K filed February 11, 2010.

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed) after the date of this prospectus and prior to the termination of the offering of securities hereby will be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to any such document unless such exhibits are specifically incorporated by reference into the document to which this prospectus refers. You should direct such requests to our Corporate Secretary at 2855 Campus Drive, Suite 300, San Mateo, California 94403.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this prospectus or the prospectus supplement, as the case may be.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, or the Securities Act, regarding our business, financial condition and results of operations. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions. These forward-looking statements involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including among others:

•	any statements of the plans, strategies, expectations or objectives of Con-way’s management for future operations or other future items;

•	any statements concerning proposed new products or services;

•	any statements regarding Con-way’s estimated future contributions to pension plans;

•	any statements as to the adequacy of reserves;

•	any statements regarding the outcome of any legal and other claims and proceedings that may be brought against Con-way;

•	any statements regarding future economic conditions or performance;

•	any statements regarding strategic acquisitions; and

•	any statements of estimates or belief and any statements or assumptions underlying the foregoing.

Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate” and “intend” and other similar expressions are intended to identify forward-looking statements. Any or all forward-looking statements in this prospectus, the documents incorporated by reference herein and in any other public filings or statements we make may turn out to be wrong. Such forward-looking statements are necessarily dependent on assumptions, data and methods that may be incorrect or imprecise and there can be no assurance that they will be realized. In that regard, certain important factors, among others and in addition to the matters discussed in this prospectus supplement and other reports and documents filed by Con-way with the SEC, could cause actual results and other matters to differ materially from those discussed in such forward-looking statements. A detailed description of certain of these risk factors is included in Item 1A, “Risk Factors,” of our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These factors should be considered in conjunction with any discussion of operations or results by us or our representatives, including any forward-looking discussion, as well as comments contained in press releases, presentations to securities analysts or investors or other communications by us.

You should not place undue reliance on any forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date thereof. Except as may be required by law, we do not undertake to address or update forward-looking statements in future filings or communications regarding our business or operating results, and do not undertake to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications.

CON-WAY INC.

We provide transportation, logistics and supply-chain management services for a wide range of manufacturing, industrial and retail customers. Our business units operate in regional and transcontinental less-than-truckload and full-truckload freight transportation, contract logistics and supply-chain management, multimodal freight brokerage and trailer manufacturing.

We are divided into the following five operating segments for financial-reporting purposes:

•

Freight. The Freight segment primarily consists of the operating results of the Con-way Freight business unit. Con-way Freight is a less-than-truckload motor carrier that utilizes a network of freight service centers to provide regional, inter-regional and transcontinental less-than-truckload freight services throughout North America.

•

Logistics. The Logistics segment consists of the operating results of the Menlo Worldwide Logistics business unit. Menlo Worldwide Logistics develops contract-logistics solutions, including the management of complex distribution networks and supply-chain engineering and consulting, and also provides multimodal freight brokerage services.

•

Truckload. The Truckload segment consists of the operating results of the Con-way Truckload business unit. Con-way Truckload is a full-truckload motor carrier that utilizes a fleet of tractors and trailers to provide short- and long-haul, asset-based transportation throughout North America.

•

Vector. Prior to its sale, the Vector reporting segment consisted of Con-way’s proportionate share of the net income from Vector SCM, LLC, or Vector, a joint venture with General Motors, or GM. GM purchased Con-way’s membership interest in Vector in December 2006.

•

Other. The Other reporting segment consists of the operating results of Road Systems, a trailer manufacturer, and certain corporate activities for which the related income or expense has not been allocated to other reporting segments, including results related to corporate re-insurance activities and corporate properties. Road Systems primarily manufactures and refurbishes trailers for Con-way Freight and Con-way Truckload.

Our executive offices are located at 2855 Campus Drive, Suite 300, San Mateo, California 94403, and our Internet web site address is http://www.con-way.com. Information contained on our website is not part of this prospectus.

RISK FACTORS

An investment in our common stock is subject to certain risks. A description of some of those risks and the uncertainties we face is set forth under the heading “Risk Factors” included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and all amendments to those reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act. You should read these risk factors before you consider buying the common stock.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of common stock for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures.

DESCRIPTION OF THE COMMON STOCK

General

The following summary describes the material provisions of our common stock. The summary in this prospectus is not complete. We urge you to read our Certificate of Incorporation and our Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Our Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 100,000,000 shares of common stock, par value $0.625 per share, and up to 5,000,000 shares of preferred stock, no par value. We may amend our Certificate of Incorporation from time to time to increase the number of authorized shares of capital stock. Any such amendment would require the approval of the holders of a majority of our outstanding stock entitled to vote, with all such holders voting as a single class. The common stock will, when issued, be fully paid and nonassessable.

Each prospectus supplement may describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the common stock covered by such prospectus supplement.

Dividend Rights

Subject to the dividend rights of the holders of any outstanding series of preferred stock, the holders of shares of common stock will be entitled to receive dividends when, as and if declared by our Board of Directors. We will pay those dividends either in cash, shares of common stock, or otherwise, at the rate and on the date or dates as declared by our Board of Directors. Accruals of dividends will not bear interest.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of preferred stock before we pay distributions to the holders of common stock. Because we are a holding company, holders of common stock may not receive assets of our subsidiaries in the event of our liquidation until the claims of creditors of such subsidiaries are paid, except to the extent that we are a creditor of, and may have recognized claims against, such subsidiaries.

Voting Rights

Each holder of common stock entitled to vote will have one vote for each one share of common stock held on all matters to be voted upon by our stockholders, including elections of directors.

Conversion, Redemption and Preemptive Rights

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and of Delaware Law

Our Certificate of Incorporation and our Bylaws and Delaware law contain certain provisions that may have the effect of delaying, deferring or preventing a takeover attempt that a stockholder might consider in its best interest, including those attempts that result in a premium over the market price for the shares held by stockholders. Following is a description of certain of the anti-takeover effects of such provisions.

Limitations on Liability and Indemnification of Directors and Officers. Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of such corporation, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Our Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director. We have entered into indemnification agreements with each director providing for indemnification. Additionally, Article VIII of our Bylaws provides that we will indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, we have insurance policies that provide liability coverage to certain officers while acting in such capacities.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws and these indemnification agreements and insurance policies may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, investments in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Special Meetings of Stockholders. Our Bylaws currently provide that special meetings of our stockholders may be called by our Board of Directors or the Chief Executive Officer at any time or, upon the written request by stockholders holding in the aggregate a majority of the outstanding voting power, by our Secretary.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must provide timely notice to us thereof in writing within the time periods specified in our Bylaws. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

Limitations on Stockholders’ Ability to Change the Number of Directors. The number of directors to serve on our Board of Directors is fixed by our Certificate of Incorporation and Bylaws. In addition, our Certificate of Incorporation provides that any vacancy on our Board of Directors (including any vacancy resulting from an increase in the number of directors) may be filled by a majority of our Board of Directors then in office. These provisions limit the ability of a stockholder to appoint new directors to our Board of Directors, and may have the effect of discouraging an attempt to obtain control of us by means of a proxy contest or otherwise.

Authorized but Unissued Capital Stock. Our Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock, and to determine, with respect to any such series of preferred stock, the number of shares to be included in any series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series of preferred stock. The DGCL does not require stockholder approval for any issuance of previously authorized shares of our capital stock. However, the listing requirements of the New York Stock Exchange, which will apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances of common stock or securities convertible into or exercisable for common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. In addition, provisions which could discourage an unsolicited tender offer or takeover proposal, such as extraordinary voting, dividend, redemption or conversion rights, could be included in a series of preferred stock.

No Cumulative Voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting. A cumulative voting provision could make it easier for minority stockholders to elect one or more directors to our Board of Directors.

General Corporation Law of the State of Delaware. We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least 66 2/ 3% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes certain mergers, asset or stock sales and other transactions involving the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns (or within the previous three years did own) 15% or more of our voting stock.

Section 203 could prohibit or delay a merger or other takeover attempt and, accordingly, may discourage attempts to acquire us.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “CNW.”

Transfer Agent and Registrar

BNY Mellon Shareowner Services acts as transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

Con-way may sell the common stock in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of the common stock will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the common stock and the proceeds to Con-way from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereunder.

If underwriters are used in the sale, the underwriters will acquire the common stock for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the common stock, if any are purchased.

In connection with underwritten offerings of the common stock and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Con-way will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

The common stock may be sold directly by Con-way to one or more institutional purchasers, or through agents designated by Con-way from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the common stock in respect of which this prospectus is delivered will be named, and any commissions payable by Con-way to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the common stock being offered hereby is being passed upon for Con-way by Gary S. Cullen, Esq., Deputy General Counsel of Con-way. Mr. Cullen is paid a salary by us, is a participant in various employee benefit plans offered to our employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of our common stock. Any underwriters will be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Con-way Inc. as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 (which is included under Part II, Item 9A in Management’s Report on Internal Control over Financial Reporting) have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distributions.

The following table sets forth the expenses to be borne by Con-way Inc. in connection with the offerings described in this Registration Statement. All expenses, other than the SEC registration fee, are estimates.

Registration fee — Securities and Exchange Commission	$0	†
Printing and engraving expenses	$20,000
Legal fees and expenses	$200,000
Accounting fees and expenses	$100,000
Registrar’s fees and expenses	$20,000
Miscellaneous	$20,000

Total	$360,000

†	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

ITEM 15.	Indemnification of Directors and Officers.

As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of our directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Our Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of us or of another enterprise, serving as such at our request, shall be indemnified and held harmless by us to the fullest extent permitted by the DGCL; provided, however, that except as to actions to enforce indemnification rights, we shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by our Board of Directors. When indemnification is authorized by our Bylaws, the director, officer, employee or agent shall be indemnified for expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by him or her in connection therewith. Our Bylaws also provide that expenses incurred by an officer or director (acting in his or her capacity as such) in defending a proceeding shall be paid by us in advance of final disposition of the proceeding; provided, however, that if required by the DGCL, the officer or director shall deliver to us an undertaking by the officer or director to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified by us. Our Bylaws also provide that in other circumstances, expenses may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

Our Bylaws further provide that the right to indemnification granted thereunder shall be a contract right for the benefit of our directors, officers, employees and agents. Our Bylaws also authorize actions against us to enforce the indemnification rights provided by the Bylaws, subject to our right to assert a defense in any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL for us to indemnify the claimant for the amount claimed, and we shall bear the burden of proving any such a defense.

Under Section 145 of the DGCL, a corporation may provide indemnification to directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) incurred in the defense or settlement of a derivative action, provided there is a determination by a majority vote of a quorum of disinterested directors, a committee of directors, independent legal counsel, or a majority vote of stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, with no reasonable cause to believe his or her conduct was unlawful. However, Section 145 also states that no indemnification may be made in derivative actions where such person is adjudged liable to the corporation, unless, and only to the extent, that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Section 145 of the DGCL also permits indemnification of expenses which the court deems proper and provides that indemnification of expenses actually and reasonably incurred shall be provided when the individual being indemnified has successfully defended the action on the merits or otherwise in any action, suit or proceeding. The indemnification rights provided by statute in Delaware are not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

Our Bylaws also authorize us to purchase and maintain insurance to protect ourselves and any person who is or was a director, officer, employee or agent against any liability, expense or loss incurred by or asserted against such persons, whether or not we would have the power to indemnify any such person against such liability, expense or loss under applicable law or our Bylaws. We presently maintain a directors’ and officers’ liability insurance policy which insures our directors and officers and those of certain of our subsidiaries.

ITEM 16.	Exhibits.

Exhibit	Description

1*	Form of Underwriting Agreement

4.1	Certificate of Incorporation (Incorporated by reference herein to Exhibit 3.1 to the Form 10-Q for the quarter ended June 30, 2009)

4.2	Bylaws (Incorporated by reference herein to Exhibit 3.2 to the Form 8-K filed on September 22, 2009)

5**	Opinion of Gary S. Cullen, Esq., Deputy General Counsel of Con-way Inc.

23.1**	Consent of KPMG LLP, dated May 12, 2010

23.2**	Consent of Gary S. Cullen, Esq., Deputy General Counsel of Con-way Inc. (included in Exhibit 5)

24**	Power of Attorney (included on the signature pages to this registration statement)

*	To be filed by amendment or in a Current Report on Form 8-K, if applicable.
**	Filed herewith.

ITEM 17.	Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(C)	The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(D)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in “Item 15 — Indemnification of Directors and Officers” above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Con-way Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on May 11, 2010.

CON-WAY INC.

By:	/S/ DOUGLAS W. STOTLAR
Name:	Douglas W. Stotlar
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Douglas W. Stotlar, Stephen L. Bruffett and Jennifer W. Pileggi, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 11th day of May, 2010.

Signature	Title

/s/ DOUGLAS W. STOTLAR Douglas W. Stotlar	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ STEPHEN L. BRUFFETT Stephen L. Bruffett	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ W. KEITH KENNEDY, JR. W. Keith Kennedy, Jr.	Chairman of the Board

/s/ JOHN J. ANTON John J. Anton	Director

/s/ WILLIAM R. CORBIN William R. Corbin	Director

S-1

/s/ ROBERT JAUNICH II Robert Jaunich II	Director

/s/ JOHN C. POPE John C. Pope	Director

/s/ PETER W. STOTT Peter W. Stott	Director

S-2

EXHIBIT INDEX

Exhibit	Description

1*	Form of Underwriting Agreement

4.1	Certificate of Incorporation (Incorporated by reference herein to Exhibit 3.1 to the Form 10-Q for the quarter ended June 30, 2009)

4.2	Bylaws (Incorporated by reference herein to Exhibit 3.2 to the Form 8-K filed on September 22, 2009)

5**	Opinion of Gary S. Cullen, Esq., Deputy General Counsel of Con-way Inc.

23.1**	Consent of KPMG LLP, dated May 12, 2010

23.2**	Consent of Gary S. Cullen, Esq., Deputy General Counsel of Con-way Inc. (included in Exhibit 5)

24**	Power of Attorney (included on the signature pages to this registration statement)

*	To be filed by amendment or in a Current Report on Form 8-K, if applicable.
**	Filed herewith.